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                                  EXHIBIT 11
                    MedChem Products, Inc. and Subsidiaries
          Computation of Primary and Fully Diluted Earnings Per Share

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
                                             Three months ended                       Six months ended
                                                   June 30,                                June 30,
                                          1995                1994                1995                1994
                                       -------------------------------         -------------------------------
PRIMARY :
---------
Net income                             $1,174,911            $518,309          $1,980,264          $1,601,445

Weighted average number of common
   shares outstanding                  10,252,415          10,091,142          10,242,888          10,091,142

Dilutive effect of outstanding
   stock options                          446,360             213,675             280,042             213,675
                                       -----------       -------------         -----------      --------------
Weighted average number of common
   shares as adjusted                  10,698,775          10,304,817          10,522,930          10,304,817
                                       -----------       -------------         -----------      --------------

Primary earnings per share                  $0.11               $0.05               $0.19               $0.16
                                       ===========       =============         ============     ==============
FULLY DILUTED:
--------------
Net income                             $1,174,911            $518,309          $1,980,264          $1,601,445

Weighted average number of common
   shares outstanding                  10,252,415          10,091,142          10,242,888          10,091,142

Dilutive effect of outstanding
   stock options                          679,271             213,675             398,083             213,675
                                       -----------       -------------         -----------      --------------
Weighted average number of common
   shares as adjusted                  10,931,686          10,304,817          10,640,971          10,304,817
                                       -----------       -------------         -----------      --------------

Fully diluted earnings per share            $0.11               $0.05               $0.19               $0.16
                                       ===========       =============         ===========      ==============
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